The Ensign Group Reports Quarterly Adjusted Earnings of $0.44 per Share

Conference Call and Webcast Scheduled for November 6, 2014 at 10:00 am PT

MISSION VIEJO, Calif., Nov. 5, 2014 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported operating results for the third quarter of 2014.

Quarterly Financial Highlights:

▪	Consolidated revenues were up 13.8% over the prior year quarter to a record $260.8 million in the quarter;

▪	Adjusted consolidated EBITDAR was $38.8 million, an increase of 10.4% over the prior year quarter;

▪
Transitioning skilled revenue grew by 6.4% over the prior year quarter to $9.7 million in the quarter and transitioning occupancy was 71.3%, an increase of 103 basis points over the prior year quarter;

▪	Same-store skilled revenue grew by 7.2% over the prior year quarter to $91.5 million in the quarter and same-store occupancy was 81.9%, an increase of 156 basis points over the prior year quarter; and

▪	Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its revenues by 45.6% over the prior year quarter to $14.1 million in the quarter.

Operating Results

Citing the marked improvements in the quarter in both same-store and transitioning skilled revenue and occupancy, Ensign's President and Chief Executive Officer Christopher Christensen said, "We are grateful that our operators have continued their relentless efforts to grow same store occupancy year over year, but our improvement in our transitioning facilities shows increasing strength in some of our transitions that were slower to turn." He added that "these results not only demonstrate the significant organic growth potential that exists in many of our operations but they also allow us to approach our anticipated acquisition growth from a position of greater strength."

Mr. Christensen also reported that operating results are running on schedule and that Management is reaffirming 2014 annual revenue guidance of $1.01 billion to $1.025 billion. "While third quarter results were solid, given our census-cyclical business and the timing of various reimbursement increases discussed last quarter, we expect many of the improvements to occur in the fourth quarter," he added.

Ensign's balance sheet further improved, with cash on hand of $39.2 million at the end of the third quarter and net cash from operations of $66.7 million through September 30, 2014. Adjusted EBITDAR grew by 10.4% over the prior year quarter t $38.8 million. Fully diluted GAAP earnings per share were $0.38 for the quarter and adjusted net income was $10.2 million or $0.44 per diluted share for the quarter.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://www.ensigngroup.net.

2014 and 2015 Guidance

Management affirmed 2014 revenue and earnings guidance, projecting revenue at $1.01 billion to $1.025 billion and net income of $50.1 million to $51.2 million and $2.16 to $2.21 per diluted share for the year. The guidance is based on the impact of the separation of Ensign's healthcare business and certain real estate assets that was completed on June 1, 2014, which resulted in an increase in rent and diluted weighted average common shares, and a reduction in depreciation and interest expenses. The guidance also assumes, among other things, acquisitions closed through the end of the year, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, and tax rates of 38.5%. It excludes acquisition-related costs and amortization costs related to intangible assets, acquired start-up losses at newly-created operations and transaction-related costs connected with the spin-off.

Management also updated its 2015 annual guidance, projecting revenues of $1.20 billion to $1.25 billion in revenues and net income of $58.1 million to $60.2 million and $2.44 to $2.53 per diluted share for 2015. Mr. Christensen noted that due to certain transactional delays in a few acquisitions, some of the acquisitions it anticipated to be closed by the end of 2014 are now expected to close early in 2015. The 2015 guidance is based on diluted weighted average common shares outstanding of 23.8 million and assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 38.5% and acquisitions anticipated to be closed by the end of the first quarter in 2015. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired and start-up losses at newly created operations.

Quarter Highlights

Dividend Declared

During the quarter, the company's Board of Directors declared a quarterly cash dividend of $0.07 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year.

Acquisition Growth

During the quarter and since, the company acquired one skilled nursing operation, one assisted living and memory care operation, and one hospice agency and one home health agency. The following operations were added during the quarter:

▪	In Washington, Beacon Hill Rehabilitation, a 67-bed skilled nursing operation in Longview;

▪	In Colorado, Namaste Hospice located in Denver, adding to Ensign's subsidiary already operating a home health agency in that market;

▪	In California, Angeles Home Health Care, a home health agency in Los Angeles, adding to Ensign's subsidiary already operating a hospice agency in that market; and

▪	In Arizona, Sherwood Village Assisted Living and Memory Care, a 135-unit assisted living and operation in Tucson.

▪	In the Seattle area, Ensign's urgent care subsidiary, Immediate Clinic Healthcare, Inc., also opened two new urgent care clinics.

These acquisitions brought Ensign's growing portfolio to 127 healthcare facilities, ten hospice companies, eleven home health agencies and fourteen urgent care clinics across 12 states.

During the quarter Ensign also announced that it has agreed to purchase nine skilled nursing and assisted living facilities, a home health agency and a private home care business from Shea Family Care, the largest provider of a complete continuum of post-acute healthcare services in the San Diego market. Ensign will purchase and retain the real estate in two of the nine operations and will assume long-term leases on the remaining facilities, one of which will include an option to purchase the real estate. The acquisition is expected to be effective in the fourth quarter of 2014 and remains subject to the completion of certain regulatory approvals and other closing conditions.

The closing of the Shea Family transaction will bring Ensign's growing portfolio to 136 healthcare facilities (eleven of which will be owned), ten hospice companies, twelve home health agencies, two home care businesses and fourteen urgent care clinics across 12 states. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire real estate or to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses across the United States.

Conference Call

A live webcast will be held on Thursday, November 6, 2014 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern) to discuss Ensign's third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, November 28, 2014.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 127 facilities, ten hospice companies, eleven home health businesses and fourteen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon and Wisconsin. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and the entry into final settlement documents. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	As Reported	Non-GAAP Adj.		As Adjusted	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$260,841	(3,617)	(4)(5)	$257,224	$750,537	(10,094)	(4)(5)	$740,443
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	209,737	(4,256)	(1)(4)(5)	205,481	601,532	(11,686)	(1)(4)(5)	589,846
Facility rent—cost of services	18,176	(410)	(6)	17,766	30,008	(1,539)	(6)	28,469
General and administrative expense	12,956	(31)	(2)(3)(4)	12,925	44,370	(9,035)	(2)(3)(4)	35,335
Depreciation and amortization	4,677	(380)	(7)	4,297	21,343	(895)	(7)	20,448
Total expenses	245,546	(5,077)		240,469	697,253	(23,155)		674,098
Income from operations	15,295	1,460		16,755	53,284	13,061		66,345
Other income (expense):
Interest expense	(407)	46		(361)	(12,490)	6,471		(6,019)
Interest income	142	—		142	435	—		435
Other expense, net	(265)	46		(219)	(12,055)	6,471		(5,584)
Income before provision for income taxes	15,030	1,506		16,536	41,229	19,532		60,761
Tax impact of non-GAAP adjustments		581	(8)			7,520	(8)
Tax true-up for effective tax rate		(872)	(9)			(2,410)	(9)
Provision for income taxes	6,659	(291)		6,368	18,284	5,110		23,394
Net income	8,371	1,797		10,168	22,945	14,422		37,367
Less: net (loss) income attributable to noncontrolling interests	(535)	523		(12)	(1,494)	1,563		69
Net income attributable to The Ensign Group, Inc.	$8,906	$1,274		$10,180	$24,439	$12,859		$37,298
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	8,906	1,274		10,180	24,439	12,859		37,298
Loss from discontinued operations, net of income tax benefit	—	—		—	—	—		—
Income from continuing operations attributable to The Ensign Group, Inc.	$8,906	$1,274		$10,180	$24,439	$12,859		$37,298
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.40			0.45	1.10			1.67
Loss from discontinued operations, net of income tax benefit	—			—	—			—
Income from continuing operations attributable to The Ensign Group, Inc.	$0.40			$0.45	$1.10			$1.67
Diluted:
Net income attributable to The Ensign Group, Inc.	0.38			0.44	1.06			1.62
Loss from discontinued operations, net of income tax benefit	—			—	—			—
Income from continuing operations attributable to The Ensign Group, Inc.	$0.38			$0.44	$1.06			$1.62
Weighted average common shares outstanding:
Basic	22,415			22,415	22,282			22,282
Diluted	23,186			23,186	23,014			23,014

(1) Represents acquisition-related costs of $85 and $219 for the three and nine months ended September 30, 2014, respectively.
(2) Represents costs of $31 and $93 for the three and nine months ended September 30, 2014, respectively, incurred to recognize income tax credits.
(3) Represents costs of $8,871 for the nine months ended September 30, 2014, incurred related to the Company's spin-off of real estate assets to CareTrust REIT (CTRE) (the Spin-Off). As the Spin-Off was completed in the second quarter of 2014, there was no costs associated with the Spin-Off for the three months ended September 30, 2014.
(4) Represents revenues and expenses incurred at the three independent living operations transferred to CTRE on June 1, 2014 in connection with the Spin Off,

excluding rent expense recognized in note (6) below.
(5) Represents revenues and expenses incurred at newly opened urgent care centers, excluding rent expense recognized in note (6) below and depreciation expense recognized in note (7) below.
(6) Represents straight-line rent amortization for newly opened urgent care centers and the three independent living operations transferred to CTRE included in Note (4).
(7) Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities.
(8) Represents the tax impact of non-GAAP adjustments noted in (1) - (7) at the Company's year to date effective tax rate of 38.5% for the three and nine months ended September 30, 2014.
(9) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three and nine months ended September 30, 2014.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	As Reported	Non-GAAP Adj.		As Adjusted	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$229,261	(1,265)	(8)	$227,996	$667,548	(4,164)	(8)(9)	$663,384
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	186,172	(2,341)	(1)(2)(3)(9)	183,831	538,146	(8,757)	(1)(2)(3)(9)(10)	529,389
Charges related to U.S. Government inquiries	—	—	(4)	—	33,000	(33,000)	(4)	—
Facility rent—cost of services	3,404	(180)	(6)	3,224	10,056	(688)	(5)(6)	9,368
General and administrative expense	10,601	(1,746)	(7)(8)	8,855	28,321	(2,968)	(7)(8)	25,353
Depreciation and amortization	8,795	(364)	(11)	8,431	25,198	(1,176)	(11)(12)	24,022
Total expenses	208,972	(4,631)		204,341	634,721	(46,589)		588,132
Income from operations	20,289	3,366		23,655	32,827	42,425		75,252
Other income (expense):
Interest expense	(3,181)			(3,181)	(9,441)			(9,441)
Interest income	141			141	363			363
Other expense, net	(3,040)			(3,040)	(9,078)			(9,078)
Income before provision for income taxes	17,249	3,366		20,615	23,749	42,425		66,174
Tax impact of non-GAAP adjustments		1,296	(13)			16,334	(13)
Tax true-up for effective tax rate		34	(14)			(2,297)	(14)
Provision for income taxes	6,607	1,330		7,937	11,440	14,037		25,477
Income from continuing operations	10,642	2,036		12,678	12,309	28,388		40,697
Loss from discontinued operations, net of income tax benefit	(30)			(30)	(1,804)			(1,804)
Net income	10,612	2,036		12,648	10,505	28,388		38,893
Less: net income (loss) attributable to noncontrolling interests	148			148	(179)			(179)
Net income attributable to The Ensign Group, Inc.	$10,464	$2,036		$12,500	$10,684	$28,388		$39,072
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	10,464	2,036		12,500	10,684	28,388		39,072
Loss from discontinued operations, net of income tax benefit	(30)			(30)	(1,804)			(1,804)
Income from continuing operations attributable to The Ensign Group, Inc.	$10,494	$2,036		$12,530	$12,488	$28,388		$40,876
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.48			0.57	0.49			1.79
Loss from discontinued operations, net of income tax benefit	—			—	(0.08)			(0.08)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.48			$0.57	$0.57			$1.87
Diluted:
Net income attributable to The Ensign Group, Inc.	0.47			0.56	0.48			1.75
Loss from discontinued operations, net of income tax benefit	—			—	(0.08)			(0.08)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.47			$0.56	$0.56			$1.83
Weighted average common shares outstanding:
Basic	21,941			21,941	21,857			21,857
Diluted	22,409			22,409	22,316			22,316

(1) Represents acquisition-related costs of $38 and $264 for the three and nine months ended September 30, 2013.
(2) Represents costs of $19 and $103 for the three and nine months ended September 30, 2013, incurred to recognize income tax credits.

(3) Represents additional costs incurred related to a class action lawsuit settlement of $915 and $1,524 for the three and nine months ended September 30, 2013.
(4) Represents the Company's U.S. Department of Justice (DOJ) inquiry settlement reserve recorded in the first quarter of 2013.
(5) Represents straight-line rent amortization for the first six months of 2013 for one newly constructed facility which began operations during the first quarter of 2013. This facility began operating at full capacity during the third quarter and therefore, third quarter results were not included in the three or nine month periods above.
(6) Represents straight-line rent amortization for newly opened urgent care centers.
(7) Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the DOJ.
(8) Represents expenses incurred in connection with the Company's proposed spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).
(9) Represents revenues and expenses incurred at newly opened urgent care centers, less rent expense recognized in note (6) above and depreciation expense recognized in note (11) below.
(10) Represents revenues and expenses for the first six months of 2013 incurred at one newly constructed facility which began operations during the first quarter of 2013, less rent expense recognized in note (5) above and depreciation expense recognized in Note (12) below. This facility began operating at full capacity during the third quarter and therefore, third quarter results were not included in the three or nine month periods above.
(11) Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.
(12) Represents depreciation expense for the first six months of 2013 at one newly constructed facility which began operations during the first quarter of 2013. This facility began operating at full capacity during the third quarter and therefore, third quarter results were not included in the three or nine month periods above.
(13) Represents the tax impact of non-GAAP adjustments noted in (1) —(12) at the Company's year to date effective tax rate of 38.5% for the three and nine months ended September 30, 2013.
(14) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three and nine months ended September 30, 2013.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND
ADJUSTED EBITDAR
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Consolidated Statements of Income Data:
Net income	$8,371	$10,612	$22,945	$10,505
Less: net (loss) income attributable to noncontrolling interests	(535)	148	(1,494)	(179)
Loss from discontinued operations	—	30	—	1,804
Interest expense, net	265	3,040	12,055	9,078
Provision for income taxes	6,659	6,607	18,284	11,440
Depreciation and amortization	4,677	8,795	21,343	25,198
EBITDA	$20,507	$28,936	$76,121	$58,204
Facility rent—cost of services	18,176	3,404	30,008	10,056
EBITDAR	$38,683	$32,340	$106,129	$68,260

EBITDA	$20,507	$28,936	$76,121	$58,204
Adjustments to EBITDA:
Charge related to the U.S. Government inquiry(a)	—	—	—	33,000
Expenses related to the Spin-Off(b)	—	1,648	8,871	1,857
Legal costs(c)	—	98	—	1,111
Settlement of class action lawsuit(d)	—	915	—	1,524
Urgent care center (earnings) losses(e)	31	105	3	1,447
Earnings at three operations transferred to REIT(f)	—	—	(122)	—
Loss at skilled nursing facility not at full operation(g)	—	—	—	1,256
Acquisition related costs(h)	85	38	219	264
Costs incurred to recognize income tax credits(i)	31	19	93	103
Rent related to items (e), (f) and (g) above (j)	410	180	1,539	687
Adjusted EBITDA	$21,064	$31,939	$86,724	$99,453
Facility rent—cost of services	18,176	3,404	30,008	10,056
Less: rent related to items (e), (f) and (g) above (j)	(410)	(180)	(1,539)	(687)
Adjusted EBITDAR	$38,830	$35,163	$115,193	$108,822

(a) Charges related to our resolution of any claims connected to the DOJ settlement.
(b) Expenses incurred in connection with the Company's spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).
(c) Legal costs incurred in connection with the settlement of the investigation into the billing and reimbursement processes of some of our subsidiaries conducted by the DOJ.
(d) Settlement of a class action lawsuit regarding minimum staffing requirements in the State of California.
(e) Results at newly opened urgent care centers, excluding rent, depreciation, interest and income taxes.
(f) Results at three independent living facilities which were transferred to CareTrust REIT as part of the Spin-Off transaction, excluding rent, depreciation, interest and income taxes.
(g) Losses incurred through the second quarter of 2013 at one newly constructed skilled nursing facility which began operations during the first quarter of 2013, excluding rent, depreciation, interest and income taxes.
(h) Costs incurred to acquire an operation which are not capitalizable.
(i) Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.
(j) Rent related to newly opened urgent care centers, one newly constructed skilled nursing facility which began operations during the first quarter of 2013, and the three independent living facilities which were transferred to CareTrust REIT as part of the Spin-Off transaction, not included in items (e), (f) and (g) above.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	39,206	65,755
Restricted cash — current	6,652	—
Accounts receivable — less allowance for doubtful accounts of $19,452 and $16,540 at September 30, 2014 and December 31, 2013, respectively	120,647	111,370
Investments — current	5,883	5,511
Prepaid income taxes	5,078	9,915
Prepaid expenses and other current assets	8,432	9,213
Deferred tax asset — current	8,033	9,232
Total current assets	193,931	210,996
Property and equipment, net	127,448	479,770
Insurance subsidiary deposits and investments	18,170	16,888
Escrow deposits	600	1,000
Deferred tax asset	11,493	4,464
Restricted and other assets	8,449	9,804
Intangible assets, net	6,560	5,718
Goodwill	25,719	23,935
Other indefinite-lived intangibles	10,509	7,740
Total assets	$402,879	$760,315

Liabilities and equity
Current liabilities:
Accounts payable	27,783	23,793
Accrued wages and related liabilities	48,159	40,093
Accrued self-insurance liabilities — current	15,642	15,461
Other accrued liabilities	26,751	25,698
Current maturities of long-term debt	110	7,411
Total current liabilities	118,445	112,456
Long-term debt — less current maturities	3,307	251,895
Accrued self-insurance liabilities — less current portion	33,658	33,642
Fair value of interest rate swap	—	1,828
Deferred rent and other long-term liabilities	3,151	3,237
Total equity	244,318	357,257
Total liabilities and equity	$402,879	$760,315

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2014	2013
Net cash provided by operating activities	$66,687	$57,110
Net cash used in investing activities	(99,407)	(57,046)
Net cash provided by financing activities	6,171	5,248
Net (decrease) increase in cash and cash equivalents	(26,549)	5,312
Cash and cash equivalents at beginning of period	65,755	40,685
Cash and cash equivalents at end of period	$39,206	$45,997

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$260,841	$229,261	$31,580	13.8%
Number of facilities at period end	127	119	8	6.7%
Actual patient days	994,995	940,054	54,941	5.8%
Occupancy percentage — Operational beds	77.7%	77.4%		0.3%
Skilled mix by nursing days	27.1%	26.0%		1.1%
Skilled mix by nursing revenue	50.2%	49.7%		0.5%

	Three Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$189,230	$178,797	$10,433	5.8%
Number of facilities at period end	82	82	—	—%
Actual patient days	713,682	701,049	12,633	1.8%
Occupancy percentage — Operational beds	81.9%	80.3%		1.6%
Skilled mix by nursing days	28.7%	27.4%		1.3%
Skilled mix by nursing revenue	51.8%	51.3%		0.5%

	Three Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$36,333	$33,141	$3,192	9.6%
Number of facilities at period end	25	25	—	—%
Actual patient days	160,025	157,705	2,320	1.5%
Occupancy percentage — Operational beds	71.3%	70.3%		1.0%
Skilled mix by nursing days	19.6%	19.2%		0.4%
Skilled mix by nursing revenue	41.4%	39.8%		1.6%

	Three Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$35,278	$16,504	$18,774	NM
Number of facilities at period end	20	11	9	NM
Actual patient days	121,288	63,072	58,216	NM
Occupancy percentage — Operational beds	65.9%	67.5%		NM
Skilled mix by nursing days	24.1%	20.8%		NM
Skilled mix by nursing revenue	45.9%	45.8%		NM

	Three Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Transferred to CareTrust(4):
Revenue	$—	$819	$(819)	NM
Actual patient days	—	18,228	(18,228)	NM
Occupancy percentage — Operational beds	—	75%		NM
___________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2011.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2011 to December 31, 2012.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2013.

(4)
Transferred to CareTrust results represent the results at three independent living facilities which were transferred to CareTrust REIT as part of the Spin-Off transaction on June 1, 2014. These results were excluded from Same Facility and Transitioning Facility for the three months ended September 30, 2013 for comparison purposes.

	Nine Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$750,537	$667,548	$82,989	12.4%
Number of facilities at period end	127	119	8	6.7%
Actual patient days	2,895,265	2,701,513	193,752	7.2%
Occupancy percentage — Operational beds	77.9%	77.3%		0.6%
Skilled mix by nursing days	27.6%	26.6%		1.0%
Skilled mix by nursing revenue	50.9%	50.4%		0.5%

	Nine Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$563,303	$535,278	$28,025	5.2%
Number of facilities at period end	82	82	—	—%
Actual patient days	2,115,181	2,078,207	36,974	1.8%
Occupancy percentage — Operational beds	81.8%	80.2%		1.6%
Skilled mix by nursing days	29.3%	28.0%		1.3%
Skilled mix by nursing revenue	52.5%	51.8%		0.7%

	Nine Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$104,933	$96,249	$8,684	9.0%
Number of facilities at period end	25	25	—	—%
Actual patient days	473,841	460,949	12,892	2.8%
Occupancy percentage — Operational beds	71.2%	69.3%		1.9%
Skilled mix by nursing days	19.9%	19.8%		0.1%
Skilled mix by nursing revenue	41.4%	40.7%		0.7%

	Nine Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$81,053	$33,390	$47,663	NM
Number of facilities at period end	20	11	9	NM
Actual patient days	278,227	107,210	171,017	NM
Occupancy percentage — Operational beds	65.6%	64.4%		NM
Skilled mix by nursing days	23.2%	19.9%		NM
Skilled mix by nursing revenue	46.2%	46.4%		NM

	Nine Months Ended September 30,
	2014	2013
	(Dollars in thousands)		Change	% Change
Transferred to CareTrust(4):
Revenue	$1,248	$2,631	$(1,383)	NM
Actual patient days	28,016	55,147	(27,131)	NM
Occupancy percentage — Operational beds	70.3%	76.5%		NM

_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2011.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2011 to December 31, 2012.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2013.

(4)
Transferred to CareTrust results represent the results at three independent living facilities which were transferred to CareTrust REIT as part of the Spin-Off transaction on June 1, 2014. The five months results of the three independent living facilities were excluded from Same Facility and Transitioning Facility for the nine months ended September 30, 2014 for comparison purposes. The nine months results of the three independent living facilities were excluded from Same Facility and Transitioning Facility for the nine months ended September 30 2013 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2014	2013	2014	2013	2014	2013	2014	2013	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$560.92	$550.66	$484.03	$467.35	$512.84	$475.17	$546.67	$535.03	2.2%
Managed care	412.44	403.44	417.71	383.64	465.20	468.39	418.22	406.35	2.9%
Other skilled	446.54	467.02	834.01	690.75	316.85	—	436.48	471.27	(7.4)%
Total skilled revenue	489.91	487.50	478.48	458.82	459.08	472.20	485.93	484.01	0.4%
Medicaid	181.89	173.47	162.31	164.02	168.06	145.78	178.30	170.81	4.4%
Private and other payors	191.81	187.04	170.35	167.05	187.45	150.75	185.52	178.62	3.9%
Total skilled nursing revenue	$271.41	$261.26	$226.54	$221.60	$241.15	$214.51	$262.64	$253.35	3.7%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2014	2013	2014	2013	2014	2013	2014	2013	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$561.42	$557.23	$476.04	$467.66	$504.91	$490.67	$546.34	$541.89	0.8%
Managed care	411.33	396.02	411.71	390.30	462.66	465.71	415.80	397.77	4.5%
Other skilled	439.24	465.01	806.09	686.13	311.85	—	437.26	468.85	(6.7)%
Total skilled revenue	490.55	489.22	472.14	460.87	463.57	481.76	486.96	486.20	0.2%
Medicaid	181.62	174.96	161.40	163.32	159.70	136.42	177.50	172.24	3.1%
Private and other payors	192.36	186.92	172.08	167.62	178.34	147.77	185.33	179.35	3.3%
Total skilled nursing revenue	$273.09	$264.16	$226.12	$223.28	$233.19	$207.52	$263.80	$256.68	2.8%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended September 30, 2014 and 2013:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Skilled Nursing Revenue:
Medicare	28.9%	30.2%	31.9%	33.5%	22.5%	25.9%	28.6%	30.4%
Managed care	15.8	15.5	7.7	5.1	17.6	19.9	15.1	14.5
Other skilled	7.1	5.6	1.8	1.2	5.8	—	6.5	4.8
Skilled mix	51.8	51.3	41.4	39.8	45.9	45.8	50.2	49.7
Private and other payors	7.4	7.9	21.5	22.2	11.8	13.2	9.3	9.8
Quality mix	59.2	59.2	62.9	62.0	57.7	59.0	59.5	59.5
Medicaid	40.8	40.8	37.1	38.0	42.3	41.0	40.5	40.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Skilled Nursing Days:
Medicare	14.0%	14.3%	14.9%	15.9%	10.6%	11.7%	13.7%	14.4%
Managed care	10.4	10.0	4.2	3.0	9.2	9.1	9.5	9.0
Other skilled	4.3	3.1	0.5	0.3	4.3	—	3.9	2.6
Skilled mix	28.7	27.4	19.6	19.2	24.1	20.8	27.1	26.0
Private and other payors	10.4	11.1	28.7	29.6	15.2	18.7	13.2	13.9
Quality mix	39.1	38.5	48.3	48.8	39.3	39.5	40.3	39.9
Medicaid	60.9	61.5	51.7	51.2	60.7	60.5	59.7	60.1
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the nine months ended September 30, 2014 and 2013:

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Skilled Nursing Revenue:
Medicare	30.2%	31.3%	32.7%	35.0%	22.9%	30.3%	29.9%	31.7%
Managed care	15.7	15.1	6.9	4.7	19.5	16.1	15.1	13.9
Other skilled	6.6	5.4	1.8	1.0	3.8	—	5.9	4.8
Skilled mix	52.5	51.8	41.4	40.7	46.2	46.4	50.9	50.4
Private and other payors	7.3	7.6	22.0	21.9	11.8	13.9	9.2	9.4
Quality mix	59.8	59.4	63.4	62.6	58.0	60.3	60.1	59.8
Medicaid	40.2	40.6	36.6	37.4	42.0	39.7	39.9	40.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Skilled Nursing Days:
Medicare	14.7%	14.9%	15.6%	16.7%	10.6%	12.8%	14.4%	15.0%
Managed care	10.5	10.0	3.8	2.7	9.8	7.1	9.6	9.0
Other skilled	4.1	3.1	0.5	0.4	2.8	—	3.6	2.6
Skilled mix	29.3	28.0	19.9	19.8	23.2	19.9	27.6	26.6
Private and other payors	10.3	10.8	28.8	29.1	15.5	19.8	13.0	13.5
Quality mix	39.6	38.8	48.7	48.9	38.7	39.7	40.6	40.1
Medicaid	60.4	61.2	51.3	51.1	61.3	60.3	59.4	59.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

		Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$91,707	35.2%	$81,802	35.7%	$260,986	34.8%	237,301	35.5%
Medicare	78,056	29.9	72,138	31.5	231,860	30.9	218,214	32.7
Medicaid-skilled	13,614	5.2	9,204	4.0	36,575	4.9	26,616	4.0
Total	183,377	70.3	163,144	71.2	529,421	70.6	482,131	72.2
Managed Care	36,562	14.0	30,886	13.5	105,316	14.0	87,446	13.1
Private and Other(1)	40,902	15.7	35,231	15.3	115,800	15.4	97,971	14.7
Total revenue	$260,841	100.0%	$229,261	100.0%	$750,537	100.0%	$667,548	100.0%
(1) Private and other payors includes revenue from urgent care centers and other ancillary businesses.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income (loss) from continuing operations, adjusted for net losses attributable to noncontrolling interests, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of EBITDA adjusted to exclude facility rent-cost of services. Adjusted EBITDA and EBITDAR are EBITDA and EBITDAR adjusted for non-core business items. The Company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the Company's operating performance. The Company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.